CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Counsel and Independent Auditors" and to the use of our reports dated February 7, 2003, with respect to the Core Bond Portfolio, Core Value Portfolio, Emerging Leaders Portfolio, Emerging Markets Portfolio, Founders Discovery Portfolio, Founders Growth Portfolio, Founders International Equity Portfolio, Founders Passport Portfolio, Japan Portfolio, Midcap Stock Portfolio, Small Cap Stock Index Portfolio and Technology Growth Portfolio, which are incorporated by reference, in this Registration Statement (Form N-1A Nos. 333-47011 and 811-08673) of Dreyfus Investment Portfolios.






                                        /s/Ernst & Young LLP
                                        --------------------
                                           ERNST & YOUNG LLP



New York, New York
April 16, 2003